Exhibit 99.1
Terayon Adds ADDvantage Technologies Group to Terayon Partner Program
Santa Clara, California – December 13, 2005 – Terayon Communication Systems, Inc. (NASDAQ: TERNE), a leading provider of digital video networking applications and home access solutions, today announced that ADDvantage Technologies Group (AMEX: AEY), one of the nation’s largest distributors of cable television equipment, has joined the Terayon Partner Program.
     Through its key subsidiaries – Tulsat, NCS, ComTech Services and Jones Broadband – ADDvantage will offer Terayon’s complete line of digital video products to its cable operator customers in Canada, the United States and Latin America.
     “ADDvantage and its subsidiaries expand our reach throughout North America and particularly into Latin America,” said Kanaiya Vasani, Terayon Vice President, Marketing. “During its 20 years in the cable industry, ADDvantage has built a broad customer base spanning large MSOs, independents and everything in between. ADDvantage has built a savvy sales team and well-deserved reputation for exceptional technical and customer support.”
     “As our cable operator customers continue their migration to all-digital networks, their needs grow for digital video solutions that enable them to deliver new digital video services and generate new advertising revenue,” said Ken Chymiak, President, ADDvantage Technologies Group. “By combining our service and support capabilities with proven Terayon solutions like the CP 7600G and DM 6400 Network CherryPicker®, we can help our customers accelerate their all-digital migration and more quickly generate new services and advertising revenues.”

Terayon Partner Program Overview
     The Terayon Partner Program consists of three categories: Solutions Partners, Authorized Resellers and Technology Partners. Terayon Partner Program members include a broad range of industry leaders, such as ADB, Adtec, Aviva, Capella, C-COR, Chyron, Concurrent, Digital Fountain, EVS, Frontiers, Harmonic, Latens, Miranda Technologies, Modulus Video, NDS, SeaChange International, TANDBERG Television and Triveni Digital. Additional information on the Terayon Partner Program is available at www.terayon.com/partners or by email at partners@terayon.com.
About ADDvantage Technologies Group
     ADDvantage Technologies Group, Inc. (AMEX: AEY) sells new, surplus and re-manufactured cable television (CATV) equipment throughout North America, in addition to being a repair center for various cable companies and manufacturers. Its products are used to acquire, distribute and protect communications signals carried on fiber-optic, coaxial cable and wireless distribution systems. These products are sold to customers providing an array of communications services, including television, high-speed data (Internet) and telephony, to single-family dwellings, apartments and institutions such as hospitals, prisons, universities, schools, cruise boats and others.
          About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 6,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million

Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:
Rebecca West	Kirsten Chapman / Moriah Shilton
AtomicPR	Lippert/Heilshorn & Associates
(415) 402-0230	(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including ADDvantage’s offering of Terayon’s digital video products to cable operators, the ability of ADDvantage and its subsidiaries to substantially expand Terayon’s reach throughout North and Latin America, the migration to all-digital operation by cable operators and the need for digital video solutions in connection therewith, the ability of ADDvantage and its subsidiaries to help its customers accelerate migrations to all-digital networks with Terayon products, the ability of ADDvantage’s customers to more quickly generate new service and advertising revenues using Terayon equipment, as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the SEC, including Terayon’s Form 10-K for the year ended Dec. 31, 2004, Form 10-Q for the quarter ended June 30, 2005 and Form 8-K filed on Nov. 22, 2005.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.